EXHIBIT 10.1


                          WAVERIDER COMMUNICATIONS INC.


                                       and


                                TTI MERGER, INC.


                                       and


                         TRANSFORMATION TECHNIQUES, INC.


                                       and


                                   PETER BONK








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                                MERGER AGREEMENT

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                            Dated as of June 11, 1999




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                                       iii



                                    I N D E X

Article 1 - MERGER.............................................................1

   SECTION 1.1    DEFINED TERMS................................................1
   SECTION 1.2    THE MERGER AND THE SURVIVING CORPORATION.....................1
   SECTION 1.3    EFFECTIVE TIME OF MERGER.....................................2
   SECTION 1.4    MERGER CONSIDERATION.........................................2
   SECTION 1.5    SURRENDER OF SHARE CERTIFICATES..............................3

Article 2 - REPRESENTATIONS AND WARRANTIES.....................................3

   SECTION 2.1    BY BONK AND TTI..............................................3
      (a)   Corporate Qualification:...........................................3
      (b)   Law, Charter Documents and Other Agreements:.......................3
      (c)   Due Authorization:.................................................3
      (d)   Corporate Records:.................................................4
      (e)   Capital:...........................................................4
      (f)   No Options:........................................................4
      (g)   Ownership:.........................................................4
      (h)   Financial Statements:..............................................4
      (i)   Conduct of Business:...............................................4
      (j)   Environmental Liabilities:.........................................4
      (k)   Title to Assets:...................................................5
      (l)   Lands:.............................................................5
      (m)   Intellectual Property:.............................................5
      (n)   Licences: Permits: Compliance with Law: Consents and Approvals:....7
      (o)   Liabilities:.......................................................7
      (p)   Accrued Warranty Obligations:......................................7
      (q)   Material Contracts:................................................7
      (r)   Litigation:........................................................7
      (s)   Taxes:.............................................................7
      (t)   Collectibility of Accounts Receivable:.............................8
      (u)   Inventory:.........................................................8
      (v)   Employment Contracts:..............................................9
      (w)   Status:............................................................9
      (x)   Disability Benefits:...............................................9
      (y)   Pension Plans:.....................................................9
      (z)   Key Customers:.....................................................9
      (aa)  Shareholdings of TTI:..............................................9
      (bb)  FCC Approvals:....................................................10
      (cc)  Material Adverse Change:..........................................10
      (dd)  Full Disclosure:..................................................11
   SECTION 2.2    BY THE PARENT AND THE SUBSIDIARY............................11
      (a)   Corporate Qualification of the Parent:............................11
      (b)   Law, Charter Documents and Other Agreements of the Parent:........11
      (c)   Due Authorization of the Parent:..................................11
      (d)   Litigation of the Parent:.........................................11
      (e)   Corporate Qualification of the Subsidiary:........................12
      (f)   Law, Charter Documents and Other Agreements of the Subsidiary:....12
      (g)   Due Authorization of the Subsidiary:..............................12
      (h)   Litigation of the Subsidiary:.....................................12
      (i)   Share Consideration:..............................................12
      (j)   Electronic Bulletin Board:........................................12
      (k)   Title to Assets:..................................................13
      (l)   Material Contracts:...............................................13
      (m)   No Material Adverse Effect:.......................................13


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      (n)   Absence of Undisclosed Liabilities:...............................13
      (o)   Compliance with Law:..............................................13
      (p)   Capitalization:...................................................13
      (q)   Solvency:.........................................................14
      (r)   Disclosure Documents:.............................................14
      (s)   Consents and Approvals:...........................................14
      (t)   Full Disclosure:..................................................14
   SECTION 2.3    SURVIVAL....................................................14
   SECTION 2.4    DISCLOSURE IN SCHEDULES.....................................15

Article 3 - COVENANTS.........................................................15

   SECTION 3.1    COVENANTS OF TTI AND BONK...................................15
      (a)   Access:...........................................................15
      (b)   Operation of Business:............................................15
   SECTION 3.2    COVENANTS OF THE PARENT.....................................16
      (a)   Release of Bonk's Personal Obligations:...........................16
      (b)   Registration Statement:...........................................16
   SECTION 3.3    MUTUAL COVENANTS............................................16
      (a)   Satisfaction of Conditions; Co-operation:.........................16
      (b)   Notice with Respect to Conditions of Closing:.....................16

Article 4 - CLOSING CONDITIONS................................................16

   SECTION 4.1    CONDITIONS OF THE PARENT AND THE SUBSIDIARY.................16
      (a)   Warranties and Covenants:.........................................17
      (b)   Proceedings:......................................................17
      (c)   Legal Opinion:....................................................17
      (d)   Consents:.........................................................17
      (e)   Injunctions:......................................................17
      (f)   FCC Opinion:......................................................17
      (g)   Employees:........................................................17
      (h)   Lock-Up Letter....................................................17
      (i)   Other Closing Documents:..........................................18
   SECTION 4.2    TTI'S AND BONK'S CONDITIONS.................................18
      (a)   Warranties and Covenants:.........................................18
      (b)   Proceedings:......................................................18
      (c)   Release of Bonk's Personal Obligations:...........................18
      (d)   Legal Opinion:....................................................18
      (e)   Consents:.........................................................18
      (f)   Injunctions:......................................................19
      (g)   Merger Consideration:.............................................19
      (h)   Other Closing Documents:..........................................19
   SECTION 4.3    WAIVER......................................................19

Article 5 - Closing...........................................................19

   SECTION 5.1    MERGER DATE.................................................19

Article 6 - INDEMNITY.........................................................19

   SECTION 6.1    TTI'S AND BONK'S INDEMNITY..................................19
   SECTION 6.2    THE PARENT'S INDEMNITY......................................21
   SECTION 6.3    LIMITATION ON INDEMNITY.....................................22

Article 7 -CONFIDENTIALITY, NON-SOLICITATION AND NON-COMPETITION..............22

   SECTION 7.1    CONFIDENTIALITY.............................................22
   SECTION 7.2    NON-SOLICITATION............................................23
   SECTION 7.3    NON-COMPETITION COVENANT....................................23
   SECTION 7.4    ENFORCEMENT.................................................23

Article 8 - Expenses and Taxes................................................23

   SECTION 8.1    EXPENSES AND TAXES..........................................23
   SECTION 8.2    TAX RETURNS.................................................24

Article 9 - Miscellaneous.....................................................24

   SECTION 9.1    ANNOUNCEMENTS...............................................24
   SECTION 9.2    FINDERS'FEES................................................24
   SECTION 9.3    NOTICES: APPROVALS: ETC.:...................................25
   SECTION 9.4    ASSIGNMENT..................................................26
   SECTION 9.5    FURTHER ASSURANCES..........................................26
   SECTION 9.6    NO WAIVER OF BREACH OR RIGHT................................26
   SECTION 9.7    GOVERNING LAW...............................................26
   SECTION 9.8    DEFINITIONS.................................................26
   SECTION 9.9    DISPUTE RESOLUTION..........................................26
   SECTION 9.10   GENERAL.....................................................27

SCHEDULES

1.1      DEFINITIONS
1.1(l)   FINANCIAL STATEMENTS
1.2(a)   ARTICLES OF MERGER
1.4(b)   LOCK-UP AGREEMENT
2.1(b)   LAW, CHARTER DOCUMENTS AND OTHER AGREEMENTS
2.1(k)   ASSETS
2.1(l)   LANDS
2.1(m)   INTELLECTUAL PROPERTY
2.1(n)   LICENCES, PERMITS; COMPLIANCE WITH LAW
2.1(o)   LIABILITIES
2.1(q)   MATERIAL CONTRACTS
2.1(r)   LITIGATION
2.1(t)   COLLECTIBILITY OF ACCOUNTS RECEIVABLE
2.1(v)   EMPLOYMENT CONTRACTS
2.1(y)   PENSION PLANS
2.1(z)   KEY CUSTOMERS
2.1(bb)  FCC APPROVALS
3.2(a)   BONK'S PERSONAL OBLIGATIONS
4.1(c)   LEGAL OPINION
4.1(g)   EMPLOYEES
4.2(d)   LEGAL OPINION


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                                MERGER AGREEMENT

     THIS MERGER AGREEMENT AND PLAN OF MERGER (the "Agreement") has been made and entered into as of June 11, 1999, by and among WAVERIDER COMMUNICATIONS INC., a Nevada corporation (the "Parent"), TTI MERGER, INC., a Nevada corporation (the "Subsidiary"), TRANSFORMATION TECHNIQUES, INC., an Ohio corporation ("TTI"), and PETER BONK ("Bonk"), an individual residing in the City of Strongsville, in the State of Ohio.

                                R E C I T A L S:

1. The Parent has organized the Subsidiary as its wholly-owned subsidiary for the purpose of merging with TTI;

2. TTI and the Subsidiary have agreed that TTI will be merged with and into the Subsidiary in exchange for cash and shares of the Parent, in the manner and on the terms and conditions set forth herein (the "Merger");

3. The parties hereto intend for the Merger to qualify as a plan of merger for federal income tax purposes within the meaning of IRC ss.368(a), and the regulations promulgated thereunder;

     NOW THEREFORE, in consideration of the mutual agreements and covenants contained herein, the parties hereby agree that TTI shall be merged with and into the Subsidiary and that the terms and conditions of the Merger and the mode of carrying the same into effect shall be as follows:

                               ARTICLE 1 - MERGER

Section        1.1 Defined Terms

               Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in Schedule 1.1.

Section        1.2 The Merger and the Surviving Corporation

(a) At the Effective Time, the articles of merger (the "Articles of Merger") in the form attached as Schedule 1.2(a) shall be filed with the Secretaries of State of Ohio and Nevada, and TTI shall be merged with and into the Subsidiary. The separate existence of TTI shall cease and the existence of the Subsidiary shall continue unaffected and unimpaired by the Merger, with all of the rights, privileges, immunities and powers, and subject to all of the duties and liabilities of a corporation organized under the corporation laws of the State of Nevada. The Subsidiary, as the Surviving Corporation, shall succeed to and assume all the rights and obligations of TTI. In all other respects, the effect of the Merger shall be as set forth in Section 92A.250 of the Nevada Statutes Mergers and Exchange of Interest Section (the "NS"). It is intended by the parties hereto that the Merger shall constitute a merger for federal income tax purposes within the meaning of IRCss.368(a). The parties hereto hereby adopt this Agreement as a "plan of merger" within the meaning of the United States Treasury Regulations.

(b) The Articles of Incorporation of the Subsidiary, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation, immediately following the Effective Time, until the same shall be altered or amended.

(c) The by-laws of the Subsidiary, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation, immediately following the Effective Time, until the same shall be altered or amended.

(d) From and after the Effective Time, until successors are duly elected or appointed in accordance with applicable law, the directors and officers of the Subsidiary shall be the directors and officers of the Surviving Corporation.

(e) The name of the Surviving Corporation shall be "WaveRider Communications (USA) Inc.".

Section 1.3    Effective Time of Merger

(a) Following the approval of the Merger by the director of TTI and Bonk, the directors of the Parent and the shareholder and the directors of the Subsidiary, and upon the fulfilment or waiver of the conditions specified in Article 4, TTI and the Subsidiary shall cause the Articles of Merger to be filed with the Secretaries of State of Nevada and Ohio.

(b)            The Merger shall become effective at the Effective Time.

Section 1.4    Merger Consideration

(a) At the Effective Time, the TTI Shares issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Bonk, be converted into and represent the right to receive, in the aggregate, $794,985 (such aggregate consideration hereinafter referred to as the "Merger Consideration").

(b)            The Merger Consideration will be payable as follows:

               (i) by the payment of $253,985 in cash at the Effective Time, of which $94,985 will be directed to be paid to the Surviving Corporation in satisfaction of all amounts owing by Bonk to TTI;

               (ii)           by the delivery of the Note at the Effective Time;
                              and

               (iii) by the delivery of the WaveRider Merger Shares at the Effective Time, subject to the terms of a lock-up agreement in letter form attached as
                              Schedule 1.4(b), and as subject to the adjustments hereafter described.

(c) In the event of any reclassification of the WaveRider Shares or a capital reorganization of the Parent or a consolidation, amalgamation or merger of the Parent with or into any other body corporate at any time prior to the delivery of the WaveRider Merger Shares, the Parent shall deliver at the Effective Time in lieu of the number of WaveRider Shares otherwise deliverable, the number of shares or securities of the Parent resulting from such reclassification or capital reorganization or of the body corporate resulting from such merger, amalgamation or consolidation that Bonk would have been entitled to receive upon such reclassification, capital reorganization, consolidation, amalgamation or merger, if the delivery of the WaveRider Merger Shares could have been and had been effected immediately prior to the date of such reclassification, capital reorganization, consolidation, amalgamation or merger.

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

(d) As consideration for the payment of the Merger Consideration by the Parent, at the Merger Date, the Surviving Corporation will issue to the Parent that number of shares of common stock of the Surviving Corporation that has a monetary value equivalent to the aggregate value of the consideration provided by the Parent to Bonk as part of the Merger Consideration.

Section 1.5    Surrender of Share Certificates

               At the Effective Time, the TTI Shares shall be surrendered to the Subsidiary and the applicable number of shares of common stock of the Surviving Corporation shall be delivered to the Parent.

                   ARTICLE 2 - REPRESENTATIONS AND WARRANTIES

Section 2.1    By Bonk and TTI

               Bonk and TTI jointly and severally represent and warrant to the Parent and the Subsidiary as follows, and acknowledge that the Parent and the Subsidiary are relying upon such representations and warranties in connection with the transactions contemplated under this Agreement:

(a)            Corporate Qualification:

               TTI is duly incorporated and validly existing under the laws of the State of Ohio and is in good standing under the laws of the State of Ohio and has all necessary corporate power and authority to carry on the Business and own its property and assets in the State of Ohio, which is the only jurisdiction where TTI owns or uses any property or assets or carries on the Business in such a manner that failure to qualify as a corporation doing business in such a jurisdiction would have a material adverse effect upon TTI's Business or Assets, and is not subject to any proceedings, pending or, to Bonk's Knowledge, threatened for liquidation, dissolution or the benefit of its creditors.

(b)            Law, Charter Documents and Other Agreements:

               The execution and delivery of this Agreement and performance of the obligations of TTI and Bonk under this Agreement or any agreement herein provided for do not conflict with, contravene, result in any breach of or constitute a default under:

               (i) any law, regulation, judgment, order, writ, injunction, decree, award or ruling to which Bonk, TTI or any of its properties or assets are subject, except as disclosed on Schedule 2.1(b) hereto;

               (ii)           the charter or by-laws of TTI; or

               (iii) any provision of any Material Contract or instrument to which Bonk or TTI is a party or by which TTI or its property or assets is bound or affected, except as disclosed on Schedule 2.1(b) hereto.

(c)            Due Authorization:

               TTI has all necessary corporate power and authority to enter into this Agreement and carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated under this Agreement will have been duly authorized by all necessary corporate action of TTI as of the Merger Date. This Agreement or any agreement herein provided for are enforceable in accordance with their respective terms.

(d)            Corporate Records:

               TTI has delivered to the Parent originals or copies of all of the charter documents and corporate records of directors' and shareholders' actions pertaining to TTI that are in its possession, under its control or of which it has any knowledge and the charter documents, by-laws and corporate records of directors and shareholders actions of TTI are accurate and complete.

(e)            Capital:

               The authorized capital of TTI consists of 2,000 no par value shares of common stock, of which 850 such shares are issued and outstanding and are fully paid and non-assessable.

(f)            No Options:

               No third party has any right to acquire any of the TTI Shares. Neither Bonk nor any third party has any right to acquire any of the unissued shares of common stock or any other securities of TTI.

(g)            Ownership:

               At the Effective Time, Bonk will be the legal and beneficial owner of the TTI Shares and will have good and marketable title to the TTI Shares free and clear of all liens, charges and encumbrances.

(h)            Financial Statements:

               The Financial Statements present fairly in all material respects the financial position of TTI as at the respective dates thereof and the results of its operations and the changes in its financial position during the periods covered thereby.

(i)            Conduct of Business:

               Except as contemplated by this Agreement, since April 30, 1999 the Business has been carried on in the ordinary course and since April 30, 1999 the Business has in all material respects been conducted in compliance with all applicable laws, regulations, by-laws and ordinances relating to TTI and its respective assets and the conduct of the Business.

(j)            Environmental Liabilities:

               (i) TTI has operated the Business and, to Bonk's Knowledge, the Prior Owners operated any business on the Lands, in material compliance with all Environmental Laws applicable to the Business. Neither TTI, nor, to Bonk's Knowledge, any Prior Owner, has received any written notice of any non-compliance with the Environmental Laws. TTI has never operated any business at any sites other than on the Lands;

               (ii) Neither TTI, nor, to Bonk's Knowledge, any Prior Owner, has never used any of the facilities on the Lands or used the Lands, or permitted them to be used, to generate, manufacture, refine, treat, transport, store, handle, dispose, transfer, produce or process Hazardous Material, except in material compliance with all Environmental Laws;

               (iii) Except for Hazardous Materials used in the ordinary course of business, there are no Hazardous Materials located on the Lands which were placed there by TTI, or, to Bonk's Knowledge, any Prior Owner, the existence of which would have a material adverse effect on the financial position of TTI;

               (iv) Neither TTI, nor, to Bonk's Knowledge, any Prior Owner, has caused or permitted the Release of Hazardous Materials in violation of Environmental Laws such that the Release would have a material adverse effect on the financial position of TTI. All wastes and other materials or substances disposed from or treated or stored on the Lands, whether hazardous or non-hazardous, have been disposed, treated and stored by TTI, and, to Bonk's Knowledge, by all Prior Owners, in substantial compliance with all Environmental Laws applicable to the Business.

(k)            Title to Assets:

               Subject to the permitted liens identified on Schedule 2.1(k), TTI owns and has legal and beneficial title to, or has a legal and beneficial leasehold interest in, all personal property that constitute part of the Assets, including, without limitation, all Intellectual Property and all of the Assets are owned by TTI free and clear of all encumbrances, adverse claims and interests whatsoever.

(l)            Lands:

               All of the Lands are fully and accurately described on Schedule 2.1(l).

(m)            Intellectual Property:

               Without limiting the generality of any other representation or warranty contained in this Section 2.1, TTI and Bonk specifically represent and warrant as follows:

               (i) Schedule 2.1(m) contains a complete and accurate list of all:

                              (A)            the      patents     and     patent
                              applications;

                              (B)            trade marks and service marks; and

                              (C)            trade mark applications and service

                              mark applications owned, used, made or applied for by TTI, setting out, in detail, the relevant dates, reference numbers and jurisdictions of each;

               (ii) TTI has not exclusively licensed any of its Intellectual Property to any third party;

               (iii) TTI has not granted any rights of distribution or licenses for any of its Intellectual Property or the technology represented thereby that are not revocable by TTI upon reasonable notice not to exceed 3 months;

               (iv) The Intellectual Property is owned solely by TTI and is valid and enforceable as TTI's property, and there exists no infringement or violation of any law, regulation or ruling relating in any way to the Intellectual Property;

               (v) To Bonk's Knowledge and TTI's Knowledge, the use or licensing of any Intellectual Property will not infringe the industrial, commercial or intellectual property rights of any other person;

               (vi) Except as disclosed on Schedule 2.1(m), to TTI's Knowledge and Bonk's Knowledge, there are no existing or threatened legal proceedings, claims, or allegations (formal or informal) in respect of TTI's use or ownership of any Intellectual Property or TTI's ability to license its use, or that the use of any Intellectual Property infringes the intellectual property rights of others or that the use of TTI's trade marks constitutes Passing Off;

               (vii) Schedule 2.1(m) contains a list of each Contract (and amendments thereto) that comprise or relate to the Intellectual Property, including, without limitation, all development agreements, consulting agreements, maintenance agreements, source code escrow agreements, license agreements and distribution agreements relating thereto;

               (viii) No claim for release of technology has been made pursuant to any source code escrow agreement or other technology escrow agreement by any third party;

               (ix) TTI is not in default of any of its obligations as licensee under any technology license pursuant to which it is an exclusive licensee;

               (x)            TTI is not in default of any of its obligations as
                              distributor  under  any  technology   distribution
                              agreement;

               (xi) All of TTI's proprietary computer related technology, including but not limited to, information technology, embedded systems, or any other electro-mechanical or processor-based system, produced or sold since February of 1997, when used in accordance with its associated documentation, is capable of accurately processing, providing, and/or receiving date data from, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000, including leap year calculations, provided that all other technology properly exchanges date data with it;

               (xii) neither the entering into of this Agreement nor the completion of the transactions contemplated hereby constitute or will constitute a breach of any agreement in respect of the Intellectual Property; and

               (xiii) Except as disclosed on Schedule 2.1(m) hereto, no past or present Employee nor any past or present affiliate of TTI has any right, title, or interest in or to any of any Intellectual Property.

(n)            Licences: Permits: Compliance with Law: Consents and Approvals:

               Except as disclosed on Schedule 2.1(n) hereto, to TTI's Knowledge and Bonk's Knowledge, all material licences, permits, authorizations, consents or approvals required for the operation of the Business have been obtained and are in full force and effect and TTI is not in default in any material respect or alleged to be in default in any material respect thereunder. To TTI's Knowledge and Bonk's Knowledge, there is no condition or event that, after notice or lapse of time or both, would constitute a default thereunder in any material respect by any party thereto. Except as listed on Schedule 2.1(n) hereto, no consent, approval or authorization of any governmental authority or other party is necessary in order for TTI or Bonk to perform their respective obligations hereunder and to consummate the transactions contemplated hereby.

(o)            Liabilities:

               Except for the Liabilities recorded or disclosed in the Financial Statements, and liabilities and obligations disclosed on Schedule 2.1(o), TTI does not have any outstanding liability or indebtedness of any nature, whether accrued, absolute, contingent or otherwise in an-aggregate amount of more than $5,000.

(p)            Accrued Warranty Obligations:

               TTI's obligations for support, maintenance, repair and replacement of all equipment it has sold up to and including the date hereof have been fully provided for in the Financial Statements.

(q)            Material Contracts:

               Schedule 2.1(q) is a list of all Material Contracts. All Material Contracts are in full force and effect, and neither TTI nor, to TTI's Knowledge or Bonk's Knowledge, any other party to any Material Contract is in default, or alleged to be in default, and to TTI's Knowledge and Bonk's Knowledge there is no condition or event that, after notice or lapse of time or both, would constitute a default by TTI and which would have a material adverse affect on TTI.

(r)            Litigation:

               Except as disclosed on Schedule 2.1(r), there are no actions, suits, claims, proceedings or governmental investigations of which TTI or Bonk have received notice, or to TTI's Knowledge or Bonk's Knowledge, which are threatened against or affecting TTI or any Asset which have a reasonable prospect of succeeding and which, if adversely determined or settled, alone or in the aggregate, might result in any material adverse change in the value of the Assets, or impair the ability of TTI to perform its obligations under this Agreement or any agreement provided for herein.

(s)            Taxes:

               (i) TTI has filed or has caused to be filed, within the times and within the manner prescribed by law, all returns and reports which are required to be filed by it with respect to all Taxes. TTI has or will have fully paid or fully accrued in the Financial Statements, as of April 30, 1999 (to the extent such provision is required under U.S. generally accepted accounting principles applied on a consistent basis) all Taxes payable by or due from TTI for all periods ended on or prior to April 30, 1999, as if April 30, 1999 were a fiscal year end of TTI for Tax purposes and TTI will have fully paid on or before the Merger Date all deficiencies and assessments of Tax of which notice has been received by it on or before the date hereof that are or may become payable by TTI and are not being contested in good faith by appropriate proceedings; and TTI has paid all other Taxes for which it has received a notice of assessment or demand for payment. All returns or reports filed by TTI on or before the Merger Date are true, correct and complete in all material respects. TTI has withheld or collected and paid over to the appropriate person, or is properly holding for such payment, all Taxes required by law to be withheld or collected by TTI. There are no Liens for Taxes upon the assets or properties of TTI other than Liens for Taxes not due and those which are being contested in good faith by appropriate proceedings;

               (ii) The federal income tax returns of TTI have been examined by the U.S. Internal Revenue Service or closed by applicable statutes for all periods through 1994, and any deficiencies asserted as a result of such examinations have been paid or finally settled. Any additional income finally determined as a result of a federal income tax examination has been reported, to the extent required, to the appropriate state taxing authorities on amended state income tax returns and any additional taxes due to state taxing authorities thereon have been paid. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state or local income tax return for any period with respect to TTI; and

               (iii) TTI made an election to be treated as an "S" corporation as of September 30, 1993 for United States federal income tax purposes and this election has not been revoked.

               (iv) Bonk does not have any present plan, intention, or arrangement to dispose, or otherwise reduce the risk of loss by short sales or otherwise, of any of the WaveRider Merger Shares if such disposition would reduce the fair value at the Effective Time of the WaveRider Merger Shares retained by Bonk to an amount less than 50% of the fair value of the TTI Shares held by Bonk immediately before the Effective Time.

(t)            Collectibility of Accounts Receivable:

               All of the accounts receivable of TTI as of April 30, 1999 are listed on Schedule 2.1(t) hereto, and to the best of TTI's Knowledge and Bonk's Knowledge are valid accounts receivable.

(u)            Inventory:

               Since April 30, 1999, TTI has maintained its Inventory in a normal and customary manner consistent with prior practice and the value of Inventory is as reflected in the Financial Statements and the books and records of TTI.

(v)            Employment Contracts:

               Except as disclosed on Schedule 2.1(v) hereto, TTI does not have any employment, union or collective bargaining, pension, deferred profit sharing, retirement, employee benefit or stock option agreements, or any other similar agreements or plans and, without limiting the foregoing, there are no agreements or commitments to unionized workers and there are no agreements for the payment to any Employee of any bonus, pension, share of profits, retirement allowance, shares, insurance or any other employee benefits in addition to wages or salary. There are no employment contracts that would produce a payment that would be classified under IRC sections 280G and 4999 as "excess parachute payments".

(w)            Status:

               TTI is not a "collapsible  corporation" within the meaning of IRC section 341, or an "investment company" as defined in IRC section 368(a)(2)(F)(iii) and (iv).

(x)            Disability Benefits:

               None of the Employees are receiving short term or long term disability benefits.

(y)            Pension Plans:

               (i) Except as disclosed on Schedule 2.1(y) hereto, the Employees are not subject to or covered under any registered or non-registered Pension Plan of TTI.

               (ii) Each Pension Plan is duly registered with the appropriate federal and state regulatory authorities, and all material obligations required to be performed in connection with each Pension Plan to the Merger Date, including, without limitation, all material reports and disclosures required with respect to each Pension Plan by applicable federal and state pension legislation, to be filed or distributed prior to the Merger Date, have been or will be performed by TTI and there are no outstanding defaults or violations by any party of any material obligation required to be performed in connection with each Pension Plan.

               (iii) There is no unfunded liability due in respect of any Pension Plan.

(z)            Key Customers:

               Attached hereto as Schedule 2.1(z) is a list of TTI's top ten customers which, based upon historic and anticipated dollar volume of sales and other factors considered relevant by TTI, TTI believes to be its ten most material customers. To TTI's Knowledge and Bonk's Knowledge there are no circumstances which would lead to the loss of any such customer.

(aa)           Shareholdings of TTI:

               TTI does not own any shares in the capital of, or any ownership interest in, any person or entity.

(bb)           FCC Approvals:

               The products listed on Schedule 2.1(bb) comply with all applicable government statutes, rules and regulations, including those of the FCC, and any sales or importation of such products have been in compliance with all such statutes, rules and regulations. There are no products of TTI for which FCC approval is required but not obtained except as noted on Schedule 2.1(bb).

(cc)           Material Adverse Change:

               Since April 30, 1999 TTI has not:

               (i) created, incurred, assumed or suffered to exist any Lien on any of the Assets;

               (ii) other than in the ordinary course of business, sold, assigned, transferred, or otherwise disposed of any part of its Assets to any other party;

               (iii)          materially contravened any Environmental Laws;

               (iv) incurred any capital expenditures in excess of $1,000;

               (v) created, incurred, assumed or permitted to exist any debt, liability or obligation (including any guarantee) in an amount greater than $1,000, in the aggregate except trade payables incurred in the normal course of business;

               (vi)           incorporated or acquired any subsidiary;

               (vii) declared or paid any dividends on any shares of its capital or made any other distribution in respect thereof, either directly or indirectly, whether in cash or property, or made any other payments to shareholders of TTI;

               (viii) issued any additional shares of its capital stock or any additional securities convertible into or exchangeable for, or any warrants, options or other rights to purchase or otherwise acquire, any shares in its capital stock;

               (ix) defaulted under any obligation to repay borrowed money or interest thereon or under any Material Contract;

               (x) been subject to any proceeding commenced by or against TTI, whether voluntary or involuntary, seeking to have an order for relief entered against  TTI  as  debtor  or  to  adjudicate  it a
                              bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment or composition under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for TTI or a substantial part of its Assets;

               (xi) been subject to any judgement entered by any court enforceable against TTI;

               (xii) settled any deficiencies or assessments of Tax or otherwise incurred any obligation to pay any Tax;

               (xiii)         had any change of control of TTI.

(dd)           Full Disclosure:

               No representation or warranty made herein by TTI or Bonk contains any untrue statement of a material fact or omits to include any material fact necessary to make such representation or warranty not misleading to the Parent or the Subsidiary in light of the circumstances in which such representation or warranty is made.

Section 2.2    By the Parent and the Subsidiary

               The Parent and the Subsidiary jointly and severally represent and warrant to TTI and Bonk as follows,  and  acknowledge  that TTI and Bonk are
relying  on  such   representations   and  warranties  in  connection  with  the
transactions contemplated under this Agreement:

(a)            Corporate Qualification of the Parent:

               The Parent is duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has all necessary corporate power and authority to carry on its business and to own its property and assets in each jurisdiction in which it owns or uses any property, assets or carries on its business and is not subject to any proceedings, pending or, to the Parent's Knowledge threatened, for liquidation, dissolution or the benefit of its creditors.

(b)            Law, Charter Documents and Other Agreements of the Parent:

               The execution, delivery and performance of the Parent's obligations under this Agreement or any agreement herein provided for do not conflict with, contravene, result in any breach of or constitute a default under:

               (i) any law, regulation, judgment, order, writ, injunction, decree, award or ruling to which the Parent or any of its properties or assets are subject;

               (ii)           the charter or by-laws of the Parent; or

               (iii) as referenced in the Parent's Form 10-K filed with the Securities and Exchange Commission (the "SEC") for the year ended 1998, any provision of any material agreement or instrument to which the Parent is a party or by which it or any of its properties or assets is bound or affected, or any licenses to which the Parent is a party or any intellectual property or rights thereto of the Parent.

(c)            Due Authorization of the Parent:

               The Parent has all  necessary  corporate  power and  authority to enter into this Agreement and carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated under this Agreement will have been duly authorized by all necessary corporate action of the Parent as of the Merger Date.

(d)            Litigation of the Parent:

               There are no actions, suits, claims, proceedings or investigations pending, or to the best of the Parent's knowledge threatened, against or affecting the Parent, which alone or in the aggregate might impair the ability of the Parent to perform its obligations under this Agreement or any agreement provided for herein.

(e)            Corporate Qualification of the Subsidiary:

               The Subsidiary is duly incorporated, validly existing in good standing under the laws of the State of Nevada, has all necessary corporate power and authority to carry on its business and to own its property and assets in each jurisdiction in which it owns or uses any property, assets or carries on its business and is not subject to any proceedings, pending or, to the Parent's Knowledge threatened, for liquidation, dissolution or the benefit of its creditors.

(f)            Law, Charter Documents and Other Agreements of the Subsidiary:

               The execution, delivery and performance of the Subsidiary's obligations under this Agreement or any agreement herein provided for do not conflict with, contravene, result in any breach of or constitute a default under:

               (i) any law, regulation, judgment, order, writ, injunction, decree, award or ruling to which the Subsidiary or any of its properties or assets are subject;

               (ii)           the charter or by-laws of the Subsidiary; or

               (iii) any provision of any material agreement or instrument to which the Subsidiary is a party or by which it or any of its properties or assets is bound or affected.

(g)            Due Authorization of the Subsidiary:

               The Subsidiary has all necessary corporate power and authority to enter into this Agreement and carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated under this Agreement will have been duly authorized by all necessary corporate action of the Subsidiary as of the Merger Date.

(h)            Litigation of the Subsidiary:

               There are no actions, suits, claims, proceedings or investigations pending, or to the best of the Subsidiary's knowledge threatened, against or affecting the Subsidiary, which alone or in the aggregate might impair the ability of the Subsidiary to perform its obligations under this Agreement or any agreement provided for herein.

(i)            Share Consideration:

               The Share Consideration to be issued to Bonk will, upon issuance,
               be   validly   issued   and   outstanding   as  fully   paid  and
               non-assessable.

(j)            Electronic Bulletin Board:

               The Parent is a company quoted on the National Association of Securities Dealers' OTC Bulletin Board.

(k)            Title to Assets:

               Except as described in the Parent's public filings with the SEC within the past 6 months, the Parent and the Subsidiary have good and marketable title to or a valid, binding and enforceable leasehold interest in all of their respective properties and assets, whether real, personal or mixed, tangible or intangible, including those reflected on their financial statements (except those subsequently disposed of in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges, encumbrances, title defects or third party claims of a material nature.

(l)            Material Contracts:

               All contracts which materially affect the business, operations, assets or prospects, financial or otherwise of the Parent and/or the Subsidiary are accurately and completely described in the Parent's public filing with the SEC within the past 6 months.

(m)            No Material Adverse Effect:

               There are no facts that would materially adversely affect the properties, assets, condition (financial or otherwise), business or operations of the Parent or the Subsidiary that is not disclosed in the Parent's public filings with the SEC within the past 6 months.

(n)            Absence of Undisclosed Liabilities:

               Neither the Parent nor the Subsidiary has any obligation or liability (contingent or otherwise) that is material, either individually or in the aggregate, to the financial condition, results of operations, or prospects of the Parent or the Subsidiary, or that when combined with all similar obligations or liabilities would, either individually or in the aggregate, be material to the financial condition, results of operation or prospects of the Parent or the Subsidiary. Since the most recent SEC filing by the parent, neither the Parent nor the Subsidiary has incurred or paid any obligation or liability which would, either individually or in the aggregate, be material to the financial condition, results of operations, or prospects of the Parent or the Subsidiary.

(o)            Compliance with Law:

               Neither the Parent nor the Subsidiary is in violation (or, with notice or lapse of time or both, would be in violation) of any term or provision of any law applicable to it or any of its assets, the violation of which is, individually or in the aggregate with all other such violations, is reasonably likely to have a material adverse affect on the Parent or the Subsidiary.

(p)            Capitalization:

               The authorized capital stock of the Parent consists of 100,000,000 common shares, $0.001 par value per share, of which approximately 43,630,804 shares are issued and outstanding, and 5,000,000 shares of preferred stock of which 800,000 have been designated as series C preferred stock (the "Series C Preferred Stock") and 800,000 shares of the Series C Preferred Stock are issued and outstanding. All of the outstanding WaveRider Shares and Series C Preferred Stock have been duly and validly authorized and issued and are fully paid and non-assessable. No WaveRider Shares are entitled to preemptive or similar rights. Except as specifically disclosed in documents filed with the SEC, there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, any shares of common stock, or contracts, commitments, understandings, or arrangements by which the Parent or the Subsidiary is or may become bound to issue additional shares of common stock or securities or rights convertible or exchangeable into shares of common stock. Except as disclosed in SEC filings, to the knowledge of the Parent or the Subsidiary, no person or group of person beneficially owns (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act) or has the right to acquire by agreement with or by obligation binding upon the Parent or the Subsidiary beneficial ownership of in excess of 5% of the Parent.

(q)            Solvency:

               The Parent is a solvent corporation and generally paying its obligations as they become due. The Parent is not, has not been, nor reasonably foresees in the future that it shall become the subject of any proceeding in bankruptcy in either the United States or Canada, subject to receivership; nor has Parent made any attempt to seek protection from its creditors, nor does it have any plans to do so in the foreseeable future.

(r)            Disclosure Documents:

               All Current Disclosure Documents are in all material respects accurate and complete, and no adverse material change in the position of the Parent has taken place since the applicable dates of such Current Disclosure Documents.

(s)            Consents and Approvals:

               No consent, approval or authorization of any governmental authority or other party unless contemplated herein is necessary in order for the Parent or the Subsidiary to perform their respective obligations hereunder and to consummate the transactions contemplated hereby.

(t)            Full Disclosure:

               No representation or warranty herein made by the Parent or the Subsidiary contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation or warranty not misleading to TTI or Bonk in light of the circumstances in which such representation or warranty is made.

Section2.3     Survival

(a)            Section 2.1:

               (i) Except as otherwise provided in Section 2.3(a)(ii), (iii) and (iv) below, the representations and warranties contained in
                              Section 2.1 shall continue in full force and effect for a period of two years after the Merger Date.

               (ii)           The  representations  and warranties  contained in
                              Section 2.1(k) and (s) shall, notwithstanding any investigation made by or on behalf of the Parent, continue in full force and effect for a period of four years after the Merger Date.

               (iii)          The  representations  and warranties  contained in
                              Section 2.1(f) and (g) shall, notwithstanding any investigation made by or on behalf of the Parent, continue in full force and effect in perpetuity.

               (iv)           The   representation  and  warranty  contained  in
                              Section 2.1 (dd) shall, notwithstanding any investigation made by or on behalf of the Parent, continue full force and effect for a period of two years, except to the extent that such representation and warranty in Section 2.1 (dd) relates to a representation and warranty referred to in Section 2.1(a)(ii), in which event the representation and warranty contained in Section
                              2.1 (dd) shall continue in full force and effect for a period of four years, and except to the extent that such representation and warranty in
                              Section 2.1 (dd) relates to a representation and warranty referred to in Section 2.3(a)(iii), in which event the representation and warranty contained in Section 2.1 (dd) shall continue in full force and effect in perpetuity.

(b)            Section  2.2: The  representations  and  warranties  contained in
               Section 2.2 shall continue in full force and effect for a period of two years from the Merger Date.

Section 2.4    Disclosure in Schedules

               The disclosure of any instrument, action, event, circumstance or other matter in any Schedule shall constitute valid disclosure of such matter for the purposes of all other Schedules.

                              ARTICLE 3 - COVENANTS

Section 3.1    Covenants of TTI and Bonk

(a)            Access:

               TTI and Bonk shall permit the employees and representatives of the Parent reasonable access to all facilities, books, records, business plans and other information pertaining to the Assets, Liabilities and the Business (including the provision of authorizations and directions to third parties to release information) reasonably requested by the Parent to enable it to assure itself as to: (i) the financial and business condition of TTI, including, without limitation, all Liabilities; (ii) the future prospects of the Business; (iii) any environmental risks associated with the Business; (iv) the title of TTI to the Assets; and (v) any other matter the Parent reasonably considers material to its decision to consummate the transactions contemplated hereby. TTI and Bonk shall cause TTI's appropriate officers and employees, agents and accountants, and such other persons (including customers), where reasonable, to be available to discuss with the Parent and its representatives matters relating to TTI.

(b)            Operation of Business:

               Prior to the Merger Date, TTI shall, except as otherwise contemplated by this Agreement, carry on its Business only in the ordinary course, consistent with past practice.

Section 3.2    Covenants of the Parent

(a)            Release of Bonk's Personal Obligations:

               The Parent shall secure the release of Bonk from his personal obligations with respect to all debts of TTI as disclosed on
               Schedule 3.2(a) and indemnify and hold Bonk harmless from any liability related to such obligations as of the Effective Time, other than from any obligations arising from this Agreement, or any other obligation of Bonk arising out of or relating to the transactions contemplated hereby. Notwithstanding the immediately preceding sentence, in recognition of factors outside the control of the Parent and the Subsidiary, Bonk agrees to grant to the Parent and the Surviving Corporation the right to obtain, and the Parent and the Surviving Corporation covenant and agree to pursue diligently, the release as soon as practicable following the Effective Time, but in no event later than 6 months after the Effective Time, Bonk's personal guarantee of TTI's indebtedness with FirstMerit Bank, N.A. In the event that the Parent and the Surviving Corporation fail to secure the release of said guarantee with the FirstMerit Bank, N.A. within 6 months of the Effective Time, the Parent shall pay to Bonk as liquidated damages and not as a penalty the sum of $10,000 for each day following for which said release is not obtained, to a maximum of $400,000 plus interest.

(b)            Registration Statement:

               The Parent shall use its best efforts to file the Registration Statement with the SEC within 10 days of the Merger Date but in no event later than 30 days after the Merger Date.

Section 3.3    Mutual Covenants

(a)            Satisfaction of Conditions; Co-operation:

               Bonk, TTI, the Subsidiary and the Parent will: (i) pursue in a timely manner, to the extent reasonably within their control, the satisfaction of the conditions to the consummation of the transactions contemplated by this Agreement; (ii) pursue and assist the other parties in obtaining as soon as possible, all governmental approvals and in making, as soon as possible, all filings with any governmental authority required on the part of such party or such other party to consummate the transactions contemplated hereby; and (iii) use its reasonable best efforts to obtain from each other party to, or holder of, each Material Contract, all approvals, consents, waivers, modifications, discharges and amendments that may be necessary to effect the transactions contemplated by this Agreement.

(b)            Notice with Respect to Conditions of Closing:

               Each of the parties to this Agreement shall provide prompt notice to the other parties if it reasonably concludes that any of the conditions precedent to the Merger are not capable of fulfilment and the party is not prepared to waive such condition.

                         ARTICLE 4 - CLOSING CONDITIONS

Section 4.1    Conditions of the Parent and the Subsidiary

               The following shall be conditions precedent to the respective obligations of the Parent and the Subsidiary to consummate the transactions contemplated hereby.

(a)            Warranties and Covenants:

               The representations and warranties in Section 2.1 shall be true and correct in all material respects as of the Merger Date, all covenants to be carried out or to be complied with on or before the Merger Date for the benefit of the Parent or the Subsidiary contained in Article 3 shall have been carried out or complied with, and Bonk and TTI shall have delivered to the Parent a certificate certifying thereto, subject only to such modifications as may be agreed upon by the Parent.

(b)            Proceedings:

               All corporate and other action on the part of TTI shall have been taken to authorize the entering into, and the performance of its obligations under, the agreements contemplated hereby.

(c)            Legal Opinion:

               The Parent shall have received the opinion of Hahn Loeser & Parks LLP, counsel to Bonk and TTI, in form and content satisfactory to the Parent and its legal counsel, acting reasonably, and substantially in the form as in Schedule 4.1(c).

(d)            Consents:

               TTI shall have obtained all applicable consents and assurances, from third parties which are material to the transactions contemplated hereby.

(e)            Injunctions:

               No injunction shall be in place and no injunctive proceeding which has a reasonable prospect of succeeding shall have been commenced restricting or prohibiting any transaction contemplated by this Agreement.

(f)            FCC Opinion:

               The Parent shall have obtained, at its sole expense, an opinion from counsel satisfactory to the Parent, in its absolute discretion, confirming the matters in Section 2.1 (cc) of this Agreement. Bonk and TTI will co-operate with the Parent in connection with the preparation of such opinion, including the delivery of necessary information.

(g)            Employees:

               As determined by the Parent, certain officers and employees of TTI as identified on Schedule 4.1(g), including Mr. Peter Bonk and Mr. Dragan Zivkovic, will become employees or consultants of the Parent or an affiliate thereof, on terms acceptable to the Parent.

(h)            Lock-Up Letter

               Bonk shall have executed the Lock-Up Letter.

(i)            Other Closing Documents:

               Bonk and TTI shall have delivered all such other executed customary closing documentation reasonably requested by counsel for the Parent, duly executed by all parties thereto which shall be necessary or desirable to complete the transactions contemplated by this Agreement.

Section 4.2    TTI's and Bonk's Conditions

               The following shall be conditions precedent to TTI's and Bonk's obligations to consummate the transactions contemplated by this Agreement.

(a)            Warranties and Covenants:

               The Parent's and the Subsidiary's representations and warranties in Section 2.2 shall be true and correct in all material respects as of the Merger Date, all covenants to be carried out or complied with on or before the Merger Date contained in Article 3 for the benefit of TTI and Bonk shall be carried out or complied with, and the Parent and the Subsidiary shall have delivered to TTI and Bonk a certificate of a senior officer certifying thereto, without personal liability thereto, subject only to such modifications as may be agreed upon by TTI.

(b)            Proceedings:

               All corporate and other action on the part of the Parent and the Subsidiary shall have been taken to authorize the entering into, and performance of the obligations of the Parent and the Subsidiary under this Agreement and the agreements contemplated hereby.

(c)            Release of Bonk's Personal Obligations:

               The Parent shall have committed to the release of Bonk from his personal obligations with respect to all debts of TTI, as disclosed on Schedule 3.2(a), subject to the provisions of
               Section 3.2(a), other than from any obligations arising from this Agreement, the Bonk Employment Agreement or any other obligation of Bonk arising out of or relating to the transactions contemplated hereby.

(d)            Legal Opinion:

               Bonk and TTI shall have received the opinion of counsel to the Parent and the Subsidiary, in form and content satisfactory to Bonk and its legal counsel, acting reasonably, and substantially in the form as in Schedule 4.2(d).

(e)            Consents:

               The Parent and Bonk shall have obtained all applicable consents and assurances from third parties which are material to the transactions contemplated hereby, except as otherwise provided in this Agreement.

(f)            Injunctions:

               No injunction shall be in place and no injunctive proceeding which has a reasonable prospect of succeeding shall have been commenced, restricting or prohibiting any transaction contemplated by this Agreement.

(g)            Merger Consideration:

               Bonk shall have received the Merger Consideration, as applicable.

(h)            Other Closing Documents:

               The Parent and the Subsidiary shall have delivered all such other customary closing documentation reasonably requested by counsel for Bonk and TTI, duly executed by all parties thereto, which shall be necessary or desirable to complete the transactions contemplated by this Agreement.

Section 4.3    Waiver

If any condition referred to in this Article 4 is not fulfilled or performed on or before the Merger Date, the party in whose favour such condition is expressed may rescind this Agreement by notice to the other party and in such event the rescinding party and the other parties hereto (to the extent such other parties are not in breach of any other Section hereof) shall be released from all obligations and liabilities arising herefrom. Any one or more of the said conditions may be waived in whole or in part without prejudice to the waiving party's right of rescission in the event of the non-fulfilment of any other condition or part thereof or of any other remedy that such party may have as a result of any of the other conditions not being fulfilled.

                               ARTICLE 5 - Closing

Section 5.1    Merger Date

The merger of TTI and the Subsidiary shall take place at the offices of Hahn Loeser & Parks LLP at 10:00 a.m. on June 15, 1999, or at such other place and/or time and/or date as the parties may agree in writing. Upon the successful completion of the transactions contemplated hereby, such transactions shall (to the extent possible and appropriate) be deemed for all purposes to have closed on the Merger Date at the Effective Time.

                              ARTICLE 6 - INDEMNITY

Section 6.1    TTI's and Bonk's Indemnity

(a) Without limiting any remedy of the Parent, the Subsidiary or the Surviving Corporation which may have arisen from this Agreement and the agreements contemplated hereby, Bonk and TTI shall indemnify the Parent, the Subsidiary and the Surviving Corporation against any and all liability, loss, damage or expense (including reasonable legal fees and disbursements) which the Parent, the Subsidiary or the Surviving Corporation suffers or incurs, directly or indirectly, by reason of any of the following:

               (i) any breach of any representation or warranty by Bonk or TTI contained in Section 2.1 when made or provided;

               (ii) any breach of any covenant or agreement of TTI or Bonk contained herein or in any agreement provided for herein being breached or not fulfilled;

               (iii) any misrepresentations or material omissions from any certificate, instrument or schedule prepared by or on behalf of TTI or Bonk and delivered to the Parent or the Subsidiary on the Merger Date pursuant to this Agreement; or

               (iv) any and all liability, loss, damage or expense (including reasonable legal and other professional fees and disbursements) which the Parent or the Surviving Corporation suffers or incurs as a result of any Tax assessment or reassessment of TTI in respect of any fiscal period ending prior to the Merger Date;

               provided, however, the Parent, the Subsidiary or the Surviving Corporation shall promptly, and in any event not later than 30 days from when the Parent, the Subsidiary or the Surviving Corporation has knowledge of any such claim for indemnity hereunder, notify Bonk and TTI, with all reasonable particulars, of the basis for each claim for indemnity hereunder, shall take no action to prejudice the right of Bonk and TTI to contest same and shall afford Bonk and TTI an opportunity within the 30 day period following receipt by them of such notice to decide whether, and to what extent, any such claim shall be contested or compromised, including the right to retain and instruct counsel; the whole at the expense of Bonk and TTI. Notwithstanding the foregoing, each of the Parent, the Subsidiary or the Surviving Corporation shall be entitled to take interim measures prior to a response from Bonk or TTI to the said notice that are required to protect its interests. Provided that Bonk and TTI have acknowledged in writing to the Parent, the Subsidiary or the Surviving Corporation the obligation of Bonk and TTI to indemnify the Parent, the Subsidiary or the Surviving Corporation, Bonk and TTI shall, after having consultation with each of the Parent, the Subsidiary and the Surviving Corporation and obtaining their input, have the sole right to determine whether, and to what extent, any such claim shall be contested or compromised and to appoint counsel with respect to such claim. Each of the Parent, the Subsidiary and the Surviving Corporation shall, at its sole cost, have the right to appoint co-counsel, but in such event, counsel appointed by Bonk and TTI shall have primary conduct of the action respecting such claim and no settlement shall be entered into without the written consent of Bonk and TTI. Each of the Parent, the Subsidiary and the Surviving Corporation shall at all times fully co-operate with Bonk and TTI in respect of the contesting of any claim and to minimize any loss, damage or expense for which indemnity is claimed hereunder, with all reasonable expenses incurred by the Parent, the Subsidiary and the Surviving Corporation excluding any costs or expenses associated with the appointment of co-counsel in connection therewith to be forthwith paid by Bonk and TTI, jointly and severally, after demand. Bonk and TTI release the Surviving Corporation from any obligation to contribute to the amount of any indemnity owing hereunder by Bonk.

(b) The obligation of indemnification contained in Section 6.l(a)(i) and Section 6.l(a)(iii) shall be subject to the limitation in
               Section 2.3(a) respecting the survival of the applicable representations and warranties of TTI and Bonk. The obligation of indemnification contained in Section 6.l(a)(ii) and Section 6.l(a)(iv) shall continue in perpetuity.

(c) Neither Bonk nor TTI shall be liable to the Parent, the Subsidiary or the Surviving Corporation under Section 6.1 for any damages or claims brought hereunder unless the aggregate amount of such damages exceeds $10,000 (the "Floor"), in which case Bonk and TTI shall be liable for only those damages exceeding the Floor. Notwithstanding anything to the contrary herein contained, absent wilful fraud on the part of Bonk or TTI, Bonk and TTI collectively shall not be liable for any damages, and shall not be responsible to indemnify the Parent, the Subsidiary and/or the Surviving Corporation for any damages or claims in excess of $794,985.

(d) Notwithstanding Section 6.1(c), with respect to the representations and warranties contained in Section 2.1(h), if it is discovered within 90 days of the Effective Time that the net liabilities of TTI (the "Actual Net Liabilities") exceed the net liabilities presented in the Financial Statements by more than $250,000 (the "Liability Cushion"), Bonk shall indemnify the Parent for the amount by which the Actual Net Liabilities exceed the Liability Cushion; however, the Parent will not seek to be indemnified by Bonk for any amount less than $10,000 under this
               Section 6.1(d).

Section 6.2    The Parent's Indemnity

(a) Without limiting any remedy which Bonk or TTI may have arising out of this Agreement and the agreements contemplated hereby, the Parent, the Subsidiary and the Surviving Corporation shall jointly and severally indemnify Bonk and TTI against any and all liability, loss, damage or expense (including reasonable legal fees and disbursements) which Bonk or TTI suffer or incur, directly or indirectly, through the merger of TTI and the Subsidiary by reason of any of the following:

               (i) any breach by the Parent or the Subsidiary of any representation or warranty contained in Section
                              2.2 when made or provided;

               (ii) any breach by the Parent or the Subsidiary of any covenant or agreement of the Parent or the Subsidiary contained herein or in any agreement provided for herein being breached or not fulfilled; or

               (iii) any misrepresentations or material omissions from any certificate, instrument or schedule prepared by or on behalf of the Parent, the Subsidiary and/or the Surviving Corporation and delivered to Bonk or TTI on the Merger Date pursuant to this Agreement;

               provided, however, Bonk or TTI shall promptly, and in any event not later than 30 days from when either Bonk or TTI has knowledge, notify the Parent, with all reasonable particulars, of the basis for each claim for indemnity hereunder, shall take no action to prejudice the Parent's, the Subsidiary's and/or the Surviving Corporation's right to contest same and shall afford the Parent, the Subsidiary and/or the Surviving Corporation an opportunity within the 30 day period following receipt by them of such notice to decide whether, and to what extent, any such claim shall be contested or compromised, including the right to retain and instruct counsel; the whole at the expense of the Parent, the Subsidiary and/or the Surviving Corporation. Notwithstanding the foregoing, Bonk or TTI shall be entitled to take interim measures prior to a response from the Parent, the Subsidiary and/or the Surviving Corporation to the said notice that are required to protect their interests. Provided that the Parent acknowledged in writing to Bonk or TTI the obligation of the Parent to indemnify Bonk or TTI as, the Parent, the Subsidiary and/or the Surviving Corporation shall, after having consultation with Bonk or TTI and obtaining their input, have the sole right to determine whether, and to what extent, any such claim shall be contested or compromised and to appoint counsel with respect to such claim. Bonk or TTI shall, at their sole cost, have the right to appoint co-counsel, but in such event, counsel appointed by the Parent, the Subsidiary and/or the Surviving Corporation shall have primary conduct of the action respecting such claim and no settlement shall be entered into without the written consent of the Parent. Bonk or TTI shall at all times fully co-operate with the Parent in respect of the contesting of any claim and to minimize any loss, damage or expense for which indemnity is claimed hereunder, with all reasonable expenses incurred by Bonk or TTI in connection therewith to be forthwith paid by the Parent, after written demand therefor by Bonk or TTI.

(b) The obligation of indemnification contained in Section 6.2(a)(i) and Section 6.2(a)(iii) shall be subject to the limitation in
               Section 2.3(b) respecting the survival of the applicable representations and warranties of the Parent. The obligation of indemnification contained in Section 6.2(a)(ii) shall continue in perpetuity.

Section 6.3       Limitation on Indemnity

The parties intend that the Merger qualify as a merger under IRC ss. 368(a). Each of the parties acknowledges hereto that it has received its own Tax advice and has satisfied itself as to the status of the Merger. Notwithstanding anything herein to the contrary neither the Parent, the Subsidiary, the Surviving Corporation nor TTI shall be liable for any loss or damage accruing to Bonk as a result of a determination that the Merger does not qualify as a merger under IRC ss.368(a), and Bonk shall not be liable for any loss or damage accruing to the Parent, the Subsidiary, the Surviving Corporation or TTI as a result of a determination that the Merger does not qualify as a merger under IRC ss. 368(a); unless, in either case, such adverse determination results from the breach by the Parent, the Subsidiary, the Surviving Corporation, TTI or Bonk of any provision hereof, or of any provision of any agreement relating hereto, or of any representation or warranty made herein or in any document delivered pursuant hereto.

        ARTICLE 7 - CONFIDENTIALITY, NON-SOLICITATION AND NON-COMPETITION

Section 7.1       Confidentiality

               The parties to this Agreement agree that the terms hereof are confidential and, except to the extent required by law, each party will not disclose and will cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and affiliates not to disclose, the terms of this Agreement without the prior written consent of the other parties hereto. Bonk and TTI acknowledge that the proprietary and financial information, observations and data concerning the business and affairs of TTI (the "Confidential Information") is confidential and shall become at the Effective Time the property of the Surviving Corporation and, except as permitted by the Bonk Employment Agreement, Bonk agrees not to disclose such Confidential Information to any person, except to the extent required by law, or to use such Confidential Information for his or its own use, without the prior written consent of the Surviving Corporation and the Parent. The Parent, the Subsidiary and the Surviving Corporation acknowledge and agree that the proprietary and financial information, observations and data concerning the Business are, until the Effective Time, the property of TTI and shall not be disclosed to any third party except as expressly permitted in writing by TTI and Bonk.

Section 7.2    Non-Solicitation

               Bonk agrees that for a period of three years from the Effective Time, he shall not for any reason whatsoever without the written consent of the Surviving Corporation and the Parent, whether as principal, agent, employee, employer, director, officer, shareholder (other than as the beneficial owner or registered holder of not more than 5% of a company's issued and outstanding shares of the relevant class in the capital stock of any such company listed on any recognized stock exchange) or in any other individual or representative capacity, solicit or induce employees, consultants, suppliers or customers of the Surviving Corporation, the Parent or any affiliate thereof, either directly or indirectly, to leave their employment or engagement with the Surviving
Corporation, the Parent or such affiliate or otherwise sever or alter their association with the Surviving Corporation, the Parent or such affiliate.

Section 7.3    Non-Competition Covenant

               Bonk agrees with the Surviving Corporation and the Parent that, for a period of three years from the Effective Time, he will not, without the prior written consent of the Surviving Corporation and the Parent, either individually or in partnership, or in conjunction with any other person or persons, firm, association, syndicate, company or other legal entity, as principal, agent, shareholder (other than as the beneficial owner or registered holder of not more than 5% of a company's issued and outstanding shares of the relevant class in the capital stock of any such company listed on any recognized stock exchange), officer, employee, or in any other manner whatsoever, directly or indirectly, be employed or engaged in, concerned with or interested in or with, or employed by, any person, firm, association, syndicate, company or corporation concerned with or engaged in or interested in any business or undertaking which is the same as or substantially similar to that of the Surviving Corporation and which is being carried on within the United States of America or Canada.

Section 7.4    Enforcement

               If, at the time of enforcement of Article 7 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period or scope reasonable under such circumstances shall be substituted for the stated period, scope or area. The parties hereto agree that money damages would be an inadequate remedy for any breach of Article 7 of this Agreement by any party hereto. Therefore, in the event a breach or threatened breach of Article 7 of this Agreement, the aggrieved party or parties or their successors or assigns may, in addition to other rights and remedies existing in their favour, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

                         ARTICLE 8 - EXPENSES AND TAXES

Section 8.1    Expenses and Taxes

(a) In addition to any other obligations in this Agreement, Bonk shall be responsible for the following expenses and taxes:

               (i) all fees and expenses incurred by Bonk and TTI and all legal and other advisor's fees and disbursements, and all other extraordinary expenses, incurred by Bonk and TTI in connection with this Agreement;

               (ii)           all  Taxes  of TTI  for  any  taxable  period  (or
                              portion thereof) ending on or prior to the Effective Time, including all federal and state income and capital taxes, all land transfer taxes and retail sales taxes; and

               (iii)          all Taxes of Bonk.

(b) The Parent shall be responsible for all fees and expenses which the Parent, the Subsidiary and the Surviving Corporation incurs in connection with this Agreement.

Section 8.2    Tax Returns

               The Surviving Corporation shall prepare or cause to be prepared and file or cause to be filed any Tax returns of TTI for Tax periods which begin before the Effective Time and end on or after the Effective Time, which returns shall be prepared in a manner consistent with TTI's past practice, unless otherwise required by law and shall be subject to review by Bonk. Bonk shall pay to the Surviving Corporation within fifteen (15) days after the date on which any such Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such period up to and including the Effective Time to the extent such Taxes are not accrued on the Financial Statements, unless such amount shall be in dispute in which case the amount shall be due upon the agreement of the parties to an amount, or by resolution pursuant to Section 9.9. For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a period that includes (but does not end at) the Effective Time, the portion of such Tax which relates to the portion of such period to and including the Effective Time (a) shall in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire period multiplied by a fraction, the numerator of which is the number of days in the period to and including the Effective Time, and the denominator of which is the number of days in the entire period and (b) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant period ended at the Effective Time.

                            ARTICLE 9 - MISCELLANEOUS

Section 9.1    Announcements

               Neither the Parent, the Subsidiary, TTI, Bonk or the Surviving Corporation shall make any public announcement respecting the transactions contemplated hereby except as required by applicable law; it being acknowledged that the Parent may describe the said transaction in public documents that describe the Parent's operations provided, however, that prior to the Merger Date, the Parent shall provide Bonk and his counsel an opportunity to review and comment on any such announcement prior to its issuance. Announcements to trade suppliers, customers and employees respecting the said transactions shall be approved in writing by Bonk and the Parent.

Section 9.2    Finders' Fees

               Each party to this Agreement shall indemnify the other parties against any claim for brokerage commission or finder's fees that may be made by any person who has been engaged or alleges to have been engaged by the indemnifier or any agent thereof in connection with this transaction.

Section 9.3    Notices: Approvals: Etc.:

               Every notice, consent, approval or other communication required or permitted to be given under this Agreement shall be in writing and may be delivered personally or sent by prepaid registered mail, return receipt requested, by overnight courier or by fax, in each case if receipt of such delivery or fax is confirmed, to the recipient at the following addresses:

(a)            in the case of Bonk and TTI:

               Mr. Peter Bonk
               Transformation Techniques, Inc.
               Unit 1
               17830 Englewood Drive
               Cleveland, Ohio
               44130

               Fax:     (440) 243-9045

               with a copy to:

               Hahn Loeser & Parks LLP
               3300 BP Tower
               200 Public Square
               Cleveland, Ohio
               44114-2301

               Attention:        Stephen P. Owendoff
               Fax:     (216) 241-2824

(b)            in the case of the Parent and the Subsidiary:

               WaveRider Communications Inc.
               Suite 1101
               235 Yorkland Blvd.
               Toronto, Ontario
               M4V 1H2

               Attention:  Scott Worthington
               Fax:     (416) 502-2968

               WaveRider Communications (USA) Inc.
               Suite 1101
               235 Yorkland Blvd.
               Toronto, Ontario
               M4V 1H2

               Attention:  Scott Worthington
               Fax:     (416) 502-2968

               with a copy to:

               Smith Lyons
               Suite 5800, Scotia Plaza
               40 King Street West
               Toronto, Ontario
               M5H 3Z7

               Attention:  Cameron A. Mingay
               Fax:     (416) 369-7250

Any notice given in accordance with this Section 9.3 shall be deemed to have been received on the date of receipt indicated on the registered mail receipt and anything so faxed shall be deemed to have been received at the time of confirmation of receipt thereof. Any party may change their address for notice hereunder by giving notice thereof to all the other parties in accordance with this Section.

Section 9.4    Assignment

               No part of this Agreement is capable of assignment by any party at law or in equity without the prior written consent of the other party.

Section 9.5    Further Assurances

               Each party shall from time to time at the request and expense of the party making such request, execute and deliver such further documents and do such further acts as any other party may reasonably require for carrying out this Agreement.

Section 9.6    No Waiver of Breach or Right

               No failure of any party to this Agreement to pursue any remedy resulting from a breach of this Agreement or to exercise any right herein granted shall be construed as a waiver of that breach or right or as a waiver of any subsequent or other breach or other right.

Section 9.7    Governing Law

               This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio. This Agreement shall be subject to the non-exclusive jurisdiction of the courts of the State of Ohio and all parties irrevocably submit to the jurisdiction of such courts with respect to any claims arising out of this Agreement.

Section 9.8    Definitions

               All references to $ are to United States dollars unless otherwise indicated. References to this Agreement include all Schedules and Exhibits annexed hereto. Words utilized herein importing the singular number include the plural and vice versa and words importing any gender include the other gender.

Section 9.9    Dispute Resolution

(a) Subject to Section 7.2, any and all disputes arising under this Agreement, whether as to interpretation, performance or otherwise, shall be subject to binding arbitration and any such dispute shall not be the subject of an action in any court of law or equity by any party hereto unless the dispute has first been submitted to arbitration and finally determined in accordance with the International Arbitration Rules of the American Arbitration Association. In any such action, the decision of the arbitrator (or arbitrators, as the case may be) shall be conclusively deemed to determine the rights and liabilities of the parties to the arbitration in respect of the matter in dispute, and any court action in any court of law or equity subsequently commenced by any party shall only be for judgment based upon the decision of the arbitrator (or arbitrators, as the case may be) and costs incidental to such action.

(b) The language of the arbitration shall be in English. The place of the arbitration shall be Cleveland, Ohio if the arbitration is requested or initiated by the Parent or the Surviving Corporation and Toronto, Ontario if the arbitration is requested or initiated by any of Bonk.

(c) Any arbitration shall be conducted by one arbitrator appointed by the mutual agreement of the parties within 30 days after the date on which notice of arbitration is received by each of the parties hereto from another party hereto. The arbitrator shall be a lawyer qualified to practice law in the United States of America. If the parties fail to agree upon the appointment of the arbitrator, each of the parties shall appoint one arbitrator within a further 15 days, and the two such arbitrators so appointed shall, within 15 days after their appointments, select a third arbitrator who shall act as the presiding arbitrator. If the two arbitrators appointed by the parties hereto fail to agree upon the appointment of the third arbitrator, such arbitrator shall be appointed by the American Arbitration Association (or, if such Association fails to make such appointment, by a court of competent jurisdiction) at the request of the party who gave notice of the arbitration, and such selection shall be final and binding upon each of the parties hereto.

(d) The arbitrator or arbitrators, as the case may be, shall take evidence directly from witnesses and documents presented by the parties and all witnesses shall be made available for cross-examination. The arbitrator or arbitrators, as the case may be, shall render a written decision, stating reasons therefor, within one month after the appointment of such arbitrator, or within two months after the appointment of the last arbitrator, if the arbitration is conducted by a panel of three arbitrators, and such award shall be final and binding upon parties to such arbitration.

(e) Each party shall be responsible for all costs incurred by such party in respect of the preparation for the arbitration proceedings and the appointment of the arbitrator or arbitrators. The costs of the arbitration proceedings and all related expenses shall be borne by the losing party to the arbitration or, if no party is clearly the losing party, the costs of the arbitration proceedings and all related expenses shall be shared equally by each party, unless the arbitrator or arbitrators, as the case may be, determine that the costs should be allocated differently, in which case the decision of the arbitrator or arbitrators, as the case may be, shall be final.

Section 9.10   General

               This Agreement and the attached Schedules and Exhibits constitute the entire agreement between the parties and supersede all prior and other understandings or agreements among them, written or oral, respecting the within subject matter. The provisions hereof shall survive the closing of the transactions herein contemplated and remain enforceable in accordance with their terms. This Agreement may be amended only in writing, shall be read without regard to headings and shall benefit and bind the parties hereto and their respective successors and permitted assigns. This Agreement may be separately signed in counterparts but shall only be binding when signed counterparts have been delivered by each party to the others.

               IN  WITNESS   WHEREOF  the  parties  hereto  have  executed  this
Agreement as of the date first written above.


-----------------------------   --------------------------------------
Witness                         PETER BONK

                                WAVERIDER COMMUNICATIONS INC.

                                           -------------------------------------
                                Name:      D. Bruce Sinclair
                                Office:    President and Chief Executive Officer

                                TTI MERGER INC.

                                           -------------------------------------
                                Name:      D. Bruce Sinclair
                                Office:    President

                                TRANSFORMATION TECHNIQUES, INC.

                                           -------------------------------------
                                Name:      Peter Bonk
                                Office:    President

                           SCHEDULE 1.1 - DEFINITIONS




Definitions

(a) "Assets" means all property, assets and rights of TTI of every kind and description and wheresoever situated, including without limitation:

               (i)            all Intellectual Property owned by TTI;

               (ii) all rights under licenses of technology of which TTI is a licensee;

               (iii)          all  furniture,   furnishings,   fixtures,  office
                              equipment and other fixed assets owned by TTI;

               (iv)           all goodwill;

               (v)            all know-how;

               (vi)           all customer and supplier lists;

               (vii) all books and records of TTI, including, without limitation, corporate documents, financial records, employee records, sales records, price lists, sales literature, advertising material, production data and records, employee manuals, supply records inventory records and correspondence files; and

               (viii) all contracts, agreements or arrangements which pertain to the use and enjoyment of any of the foregoing.

(b) "Bonk" means Peter Bonk, an individual residing in the City of Strongsville, in the State of Ohio;

(c)            "Bonk  Employment  Agreement"  means the  agreement  described in
               Schedule 4.2(d);

(d) "Bonk's Knowledge" means the knowledge, information and belief respecting the facts and circumstances represented in this Agreement that Bonk has after making due inquiry, including reviewing his own files and having discussions with senior management of TTI who have responsibility for the relevant operations or matters relating to such facts and circumstances;

(e)            "Business"  means the business of TTI which  includes  designing,
               manufacturing   and   distributing   high  speed   communications
               products;

(f) "Contract" means any agreement, obligation, license, distribution agreement, joint venture agreement, contract, understanding, engagement, indenture, deed of trust, option, instrument or other commitment, whether written or oral;

(g) "Current Disclosure Documents" means all information relating to the Parent that is disclosed in the annual report, material change reports and press releases filed with the Securities and Exchange Commission on or during the six months preceding the date hereof;

(h) "Effective Time" means the time at which the certificate of merger in respect of the Merger is filed with the Secretaries of State of Nevada and Ohio;

(i) "Employees" means all of the employees of TTI (including those who may be on long term disability, sick leave or workers' compensation);

(j) "Environmental Laws" means any applicable federal, state or local laws, regulations, ordinances, remediation policies, certificates of approval or permits issued, promulgated or entered, relating to the protection of the environment (including the Release of any Hazardous Material into the environment and the regulation of occupational health and safety) that are or were in effect on or before the Merger Date;

(k)            "FCC' means the United States Federal Communications Commission;

(l) "Financial Statements" means the unaudited financial statements of TTI prepared by management for the 4 month period ended April 30, 1999, a copy of each of which is attached hereto as Schedule 1.1(l);

(m) "Hazardous Material" means any "hazardous substance", "toxic material", "pollutant", "contaminant", "hazardous waste" or
               "special waste" as those terms are defined in any applicable Environmental Law and any radioactive waste or radioactive material, and without restricting the generality of the foregoing, Hazardous Material includes any hydrocarbon, petroleum and petroleum products, including crude oil, asbestos and materials containing asbestos, polychlorinated biphenyls, radioactive substances, urea-formaldehyde foam type insulation, radon gas, or any other contaminants or toxic substances in such concentrations or quantities as exceed the clean-up criteria for industrial sites specified by the State of Ohio as its guidelines for clean-up of contaminated sites in effect on the Merger Date;

(n) "Intellectual Property" means all copyrights, copyright registrations and applications, trade names or brand names, business names, trade marks, trade mark registrations and applications, service marks, service mark registrations and applications, trade secrets, proprietary programming information and know-how, patents, patent registrations and applications, and other patent rights, processes, technology, software (in both source code and object code format), firmware and other intellectual property, together with all rights as licensor under licences, registered user agreements, technology transfer agreements, and other agreements or instruments relating to any of the foregoing, owned by TTI or otherwise used in connection with the Business, including, without limitation, any technology of which TTI is the exclusive licensee and the intellectual property described on Schedule 2.1(m);

(o)            "Inventory"    means   TTI's    inventory   of   raw   materials,
               work-in-progress and finished products;

(p) "IRC" means United States of America Internal Revenue Code of 1986, as amended, including relevant Treasury Regulations, judicial authority and Internal Revenue Service Interpretations thereof;
                                       2

(q) "Lands" means all of the freehold and leasehold properties owned, leased or otherwise used by TTI as of the Merger Date or at any time prior thereto, including all buildings erected thereon;

(r) "Liabilities" means all liabilities of TTI disclosed on the Financial Statements;

(s) "Lien" means any mortgage, hypothecation, title retention, pledge, lien, right of set-off, charge, security interest or other encumbrance whatsoever, whether fixed or floating and howsoever created or arising;

(t) "Material Contracts" means any Contract relating to TTI and which on the date of determination thereof (i) has a remaining term of one year or more, or (ii) is a lease, or (iii) involves or may involve expenditures or receipts of an aggregate amount greater than $5,000 during the remaining term thereof, (iv) has as its subject matter Intellectual Property or other technology upon which TTI materially relies for the conduct of its Business, or
               (v) otherwise materially affects the Business, operations, assets or prospects, financial or otherwise, of TTI;

(u) "Merger" means the merger of TTI with and into the Subsidiary, in exchange for cash and WaveRider Shares, in accordance with and subject to the terms of this Agreement;

(v)            "Merger  Consideration"  has the  meaning  given to that  term in
               Section 1.4;

(w)            "Merger Date" means the date referred to in Section 5.1;

(x) "Note" means a promissory note of the Parent payable to Bonk as to $9,000 per month, on the 1st day of every month, for 11 months beginning on July 1, 1999 and ending on May 1, 2000, such Note secured by a secondary security interest in the Intellectual Property in favour of Bonk;

(y) "Parents' Knowledge" means the knowledge, information and belief of the Parent respecting the facts and circumstances represented in this Agreement after making due inquiry, including a review of its own files and after making enquiry of senior management of the Parent who have responsibility for the relevant operations or matters relating to such facts and circumstances;

(z) "Passing Off" means selling a good or service or carrying on a business in such a manner, under such a name, mark, description or otherwise as to mislead the public into believing that said good, service or business are those of another person or entity;

(aa) "Pension Plans" means all plans respecting bonus, deferred compensation, profit sharing, pension, retirement, stock option, stock purchase and hospitalization insurance and any other plans, policies or arrangements, written or oral, providing benefits other than regular salary, wages and commissions to the Employees;

(bb) "Prior Owner" means any person that owned, leased or operated any business on the Lands;

(cc)           "Registration   Date"  means  the  date  that  the   Registration
               Statement filed with the SEC becomes effective;

(dd) "Registration Statement" means the registration statement that is to be filed with the SEC to qualify the WaveRider Merger Shares;

(ee) "Release" means any release, spill, emission, leaking, pumping, injection, radiation, deposit, disposal, discharge, dispersal, leaching or migration into the environment or on, or out of, any property, including the movement of any Hazardous Material through or in the air, soil, surface water or ground water;

(ff) "Subsidiary" means TTI Merger Inc., a corporation incorporated under the laws of the State of Nevada;

(gg)           "Surviving  Corporation" means the Subsidiary after the Effective
               Time;

(hh) "Taxes" means all taxes, including but not limited to, all United States federal, state, local and foreign income, payroll, employment, unemployment, withholding, excise, sales, personal property, use, business and occupation, franchise, occupancy, real estate, property transfer or other taxes (including interest and penalties thereon and any estimated taxes) and "Tax" means any of the foregoing;

(ii)           "TTI"  means  Transformation  Techniques,   Inc.,  a  corporation
               created under the laws of the State of Ohio;

(jj) "TTI's Knowledge" means the knowledge, information and belief of TTI respecting the facts and circumstances represented in this Agreement after making due inquiry, including a review of its own files and after making enquiry of senior management of TTI who have responsibility for the relevant operations or matters relating to such facts and circumstances;

(kk) "TTI Shares" means all of the issued and outstanding shares of common stock of TTI;

(ll) "Trade Accounts" means all trade accounts and accrued expenses payable by TTI;

(mm) "WaveRider Shares" means shares of the common stock of the Parent;

(nn) "WaveRider Merger Shares" mean 256,232 WaveRider Shares, having an issue price equal to $1.725 per share, being the average of the closing price for the WaveRider Shares for the five consecutive trading days ending June 9, 1999, and having an aggregate value of $442,000.

                                       4